UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 3, 2009

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey		07652
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:                  (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02             Results of Operations and Financial Condition.

On August 6, 2009, Smart Balance, Inc. (the “Company”) issued a press release regarding earnings for the second quarter of 2009. The text of the press release is attached hereto as Exhibit 99.1.

Item 5.02(e)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2009, the Company’s compensation committee, and the sub-committee of the compensation committee, approved special one-time bonuses in the amount of $65,000 and $35,000 for each of Alan S. Gever, the Company’s executive vice president and chief financial officer, and John F. Konzelmann, the Company’s vice president, controller and principal accounting officer, respectively.  The special bonuses were awarded in recognition of each of the executive’s respective contributions to the Company in implementing an enterprise resource planning system that will result in significant cost savings for the Company over time.

Item 9.01              Exhibits.

(d)          Exhibits.

Exhibit 99.1:  Text of the Press Release of Smart Balance, Inc. issued August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC. (registrant)

August 6, 2009	By:	/s/ Robert S. Gluck
Robert S. Gluck
Vice Chairman and Chief Operating Officer

EXHIBIT INDEX

Exhibit 99.1	Text of the Press Release of Smart Balance, Inc. issued August 6, 2009